As filed with the Securities and Exchange Commission on July 11, 2002
                                                      Registration No. 333-69004


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  -------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                          VISHAY INTERTECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

       Delaware                    3670                       38-1686453
   (State or other           (Primary Standard             (I.R.S. Employer
   jurisdiction of              Industrial               Identification Number)
  incorporation or       Classification Code Number)
    organization)

                                 ---------------

                                   Avi D. Eden
                               63 Lincoln Highway
                        Malvern, Pennsylvania 19355-2120
                                 (610) 644-1300

   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                                -----------------

                                   Copies to:
                            Scott S. Rosenblum, Esq.
                             Abbe L. Dienstag, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

                                  -------------

      Approximate date of commencement of proposed sale to the public: Not applicable.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

================================================================================

                          DEREGISTRATION OF SECURITIES

      On September 6, 2001, Vishay Intertechnology, Inc., a Delaware corporation, filed a registration statement on Form S-4 (No. 333-69004) registering 31,799,499 shares of Vishay common stock in connection with Vishay's acquisition of General Semiconductor, Inc., a Delaware Corporation. In the acquisition, each share of General Semiconductor common stock was converted into
0.563 shares of Vishay common stock. The merger was consummated on November 2, 2001. Included in the 31,799,499 total shares registered were 6,245,499 shares of Vishay common stock issuable upon conversion of $172.5 million principal amount of outstanding convertible subordinated notes of General Semiconductor due December 2006. On October 31, 2001, Vishay filed a registration statement on Form S-3 (No. 333-72502) to register the 6,245,499 shares of Vishay common stock issuable on conversion of the General Semiconductor notes, which was superseded by its registration statement on Form S-3 (No. 333-89614) filed on May 31, 2002, registering 6,191,166 shares of Vishay common stock issuable upon conversion of the General Semiconductor convertible notes then outstanding. (On January 10, 2002, General Semiconductor repurchased $1.5 million principal amount of the convertible notes pursuant to an offer required to be made under the indenture governing the convertible notes.)

      The shares of Vishay common stock issuable upon conversion of the convertible notes having been registered on the Form S-3 (or, in respect of the shares issuable upon conversion of the repurchased convertible notes, no longer issuable), this Post-Effective Amendment No. 1 to the S-4 Registration Statement is being filed to deregister 6,245,499 of the shares registered by the S-4 registration statement.




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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, State of Pennsylvania, on July 11, 2002.

                                    VISHAY INTERTECHNOLOGY, INC.

                                    By: /S/ FELIX ZANDMAN
                                       ------------------------------
                                       Felix Zandman
                                       Chairman of the Board and
                                       Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on July 11, 2002 in the capacities indicated below.


       SIGNATURE                          TITLE
       ---------                          -----

     /S/ FELIX ZANDMAN           Director, Chairman of the Board, and Chief
                                 Executive Officer (Principal Executive Officer)
-----------------------------
       FELIX ZANDMAN

      /S/ AVI D. EDEN            Director, Vice Chairman of the Board, Executive
-----------------------------    Vice President and General Counsel
        AVI D. EDEN

   /S/ ROBERT A. FREECE*         Director, Senior Vice President
-----------------------------
      ROBERT A. FREECE

   /S/ RICHARD N. GRUBB*         Director, Executive Vice President, Treasurer
-----------------------------    and Chief Financial Officer (Principal
      RICHARD N. GRUBB           Financial and Accounting Officer)

      /S/ ELI HURVITZ*           Director
-----------------------------
        ELI HURVITZ

      /S/ GERALD PAUL*           Director, President and Chief Operating Officer
-----------------------------
        GERALD PAUL

  /S/ DR. EDWARD B. SHILS*       Director
-----------------------------
    DR. EDWARD B. SHILS

     /S/ ZIV SHOSHANI*           Director
-----------------------------
        ZIV SHOSHANI

    /S/ MARK I. SOLOMON*         Director
-----------------------------
      MARK I. SOLOMON

   /S/ JEAN-CLAUDE TINE*         Director
-----------------------------
      JEAN-CLAUDE TINE

     /S/ MARC ZANDMAN*           Director
-----------------------------
        MARC ZANDMAN

     /S/ RUTA ZANDMAN*           Director
-----------------------------
        RUTA ZANDMAN


* Pursuant to Power of Attorney

       /S/ AVI D. EDEN
  ---------------------------
         Avi D. Eden
       Attorney-in-fact